Exhibit 99.2

HANGZHOU AIDA PHARMACEUTICALS CO., LTD. AND SUBSIDIARIES

INTERIM FINANCIAL STATEMENTS

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CONTENTS

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1

Unaudited Consolidated Balance Sheet as of September 30, 2005

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2

Unaudited Consolidated Statements of Operations for the three and nine months ended September 30, 2005 and 2004

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3

Unaudited Consolidated Statements of Changes in Shareholders’ Equity for the nine months ended September 30, 2005

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4

Unaudited Consolidated Statements of Cash Flow for the nine months ended September 30, 2005

HANGZHOU AIDA PHARMACEUTICALS CO., LTD. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2005

September 30, 2005
CURRENT ASSETS
Cash and cash equivalents	$4,676,131
Accounts receivable, net	8,255,852
Notes receivable	1,762,356
Inventories, net	4,586,974
Due from related parties	3,384,122
Other receivables and prepaid expenses	5,843,720
Due from employees	1,198,798
Prepayments for goods	768,749
Deferred taxes	14,475
Total current assets	30,491,177

Plant and equipment, net	11,565,472
Land use right, net	1,244,520
Construction in progress	1,808,010
Patents, net	115,083
Long term investments	223,605
Good will	1,728,798
Deferred taxes	205,364

TOTAL ASSETS	$47,382,029

CURRENT LIABILITIES
Accounts payable	$3,421,952
Other payables and accrued liabilities	4,667,885
Accrued expense	1,558,951
Short term debt	12,635,937
Notes payable	5,567,993
Due to related parties	1,592,127
Amt due to employee	229,256
Taxes payable	244,965
Customer deposits	1,147,832
Deferred taxes	50,465
Total current liabilities	31,117,363

LONG-TERM LIABILITIES
Long-term bank loan	4,862,031
Deferred taxes	365,456
Minority interest	3,907,363
Total long-term liabilities	9,134,850

TOTAL LIABILITIES	40,252,213

SHAREHOLDERS’ EQUITY
Registered capital	3,443,323
Reserve fund	449,957
Retained earnings	3,098,354
Accumulated other comprehensive income	138,182

Total Shareholders’ Equity	7,129,816

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$47,382,029

HANGZHOU AIDA PHARMACEUTICALS CO., LTD. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2005

	THREE MONTHS ENDED SEPTEMBER 30		NINE MONTHS ENDED SEPTEMBER 30
	2005	2004	2005	2004

REVENUES	$7,704,651	$5,241,155	$19,466,000	$12,379,053

COST OF GOODS SOLD	(3,235,789)	(2,370,191)	(7,635,739)	(5,356,480)

GROSS PROFIT	4,468,862	2,870,964	11,830,261	7,022,573

Research and development costs	-	(9,596)	(122,185)	(19,193)

Selling and distribution expenses	(1,931,939)	(1,796,696)	(6,001,127)	(5,012,309)

General and administrative expenses	(754,882)	(576,181)	(2,133,931)	(1,617,609)

INCOME FROM OPERATIONS	1,782,041	488,491	3,573,018	373,462

OTHER INCOME (EXPENSES)

Disposition of discontinued operation, net	221,249	-	221,249	-

Interest expense	(431,491)	(90,055)	(843,105)	(375,215)

Government grants	23,179	-	23,179	-

Forgiveness of debt	96,258	-	96,258	-

Other income/(expense), net	(367,532)	83,217	22,783	(107,134)

INCOME BEFORE INCOME TAXES	1,323,704	481,653	3,093,382	(108,887)

INCOME TAXES	(33,622)	-	(137,641)	(15,903)

INCOME BEFORE MINORITY INTEREST	1,290,082	481,653	2,955,741	(124,790)

MINORITY INTEREST	(588,300)	72,212	(1,075,590)	(167,866)

NET INCOME/(LOSS)	701,782	553,865	1,880,151	(292,656)

FOREIGN CURRENCY TRANSLATION (LOSS) GAIN	138,038	5	138,038	(5)

COMPREHENSIVE INCOME	$839,820	$553,870	$2,018,189	$(292,661)

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HANGZHOU AIDA PHARMACEUTICALS CO., LTD. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

	Registered Capital	Reserve Fund
			Retained Earnings	Accumulated Other Comprehensive Income/ (Loss)	Total
BALANCE DECEMBER 31, 2004	$3,443,323	$449,957	$1,218,203	$144	$5,111,627

Net income	-	-	1,880,151	-	1,880,151

Foreign currency translation gain	-	-	-	138,038	138,038

BALANCE SEPTEMBER 30, 2005	$3,443,323	$449,957	$3,098,354	$138,182	$7,129,816

HANGZHOU AIDA PHARMACEUTICALS CO., LTD. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

	For the nine months ended
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income/ (loss)	$1,880,151	$(292,656)
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	1,236,657	323,264
Provision for doubtful accounts	-	6,056
Deferred taxes	(66,717)	-
Forgiveness of debt	(96,258)	-
Minority interests’ share of net income	1,075,590	(167,857)
Other	(1,073)	156,026

Changes in operating assets and liabilities:

(Increase) Decrease In:
Accounts receivable	(957,011)	(1,317,667)
Inventories	1,215,242	(211,459)
Other receivables and prepaid expenses	(4,128,673)	(6,975,617)
Prepayment for goods	25,887	61,400

Increase (Decrease) In:
Due to employees	169,327	-
Accounts payable	1,924,474	3,065,974
Other payables and accrued liabilities	2,873,365	5,692,117
Taxes payable	241,504	(307,297)
Customer deposits	593,072	(283,253)
Net cash provided by (used in) operating activities	5,985,537	(250,969)

CASH FLOWS FROM INVESTING ACTIVITIES:
Restricted cash	258,805	-
Purchases of plant and equipment	-	-
Cash received from sale of plant and equipment	647,522	(317,725)
Purchases of construction in progress	(191,991)	-
Notes receivable	(35,811)	-
Due from related parties	-	1,068,602
Due from employees	(210,049)	432,114
Purchase of subsidiary, net of cash acquired	(907,248)	-
Purchases of long-term investment	-	(60,450)
Net cash (used in) provided by investing activities	(438,772)	1,122,541

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from short-term debt	-	545,796
Repayments of short-term debt	40,033	-
Proceeds from notes payable	1,086,874	255,177
Proceeds from related parties	(878,201)	-
Repayment of amount due to related parties	(4,263,842)	(1,364,653)
Proceeds from capital contribution	-	966,580
Repayment of long-term bank loans	-	(120,809)
Proceeds from long-term bank loans	149,895	-
Net cash (used in) provided by financing activities	(3,865,241)	282,091

DECREASE IN CASH AND CASH EQUIVALENTS	1,681,524	1,153,663

HANGZHOU AIDA PHARMACEUTICALS CO., LTD. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

	For the six months ended
	2005	2004

Effect of exchange rate changes on cash	138,038	(76)
Cash and cash equivalents at beginning of year	2,856,569	2,515,493

CASH AND CASH EQUIVALENTS AT END OF YEAR	$4,676,131	$3,669,080

SUPPLEMENTARY CASH FLOW INFORMATION
1. Interest paid	$536,480	$320,130

2. Income taxes paid	$79,690	$9,663

3. On February 1, 2005, the Company completed the acquisition of Changzhou Fangyuan Pharmaceutical Co., Ltd. by acquiring 61% of all the outstanding shares of Changzhou Fangyhuan Pharmaceutical Co., Ltd. for $3,563,225. The following represents the assets purchased and liabilities assumed at the acquisition date:

Land use right	$1,153,428
Construction in progress	1,564,525
Fixed assets	8,138,482
Deferred taxes	-
Cash and cash equivalents	2,202,624
Accounts receivable	1,176,054
Inventories	595,686
Other receivables and prepayments	748,336
Prepayments for goods	511,754
Due from employee	223,078
Due from related parties	1,869,724
Total assets purchased	$18,183,691

Short term bank loans	(4,228,841)
Accounts payable	(349,179)
Notes payable	(4,222,315)
Accrued expense	(1,234,277)
Other payable and accrued liabilities	(1,393,854)
Customer deposits	(123,334)
Long-term bank loans	(3,624,633)
Total liabilities assumed	$(15,176,433)

Total net assets	$3,007,258

Share percentage	61%

Net assets acquired	$1,834,427

Total consideration paid	$3,563,225

Goodwill	$1,728,798

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